Exhibit 10.4
DICK’S SPORTING GOODS, INC.
RESTRICTED STOCK AWARD AGREEMENT
Granted Under the
2002 STOCK PLAN
Unless otherwise defined herein, each capitalized term used in this Restricted Stock Award Agreement shall have the meaning given such term in the Dick’s Sporting Goods, Inc. 2002 Stock Plan (the “Plan”).
Employee’s Name: Randall K. Zanatta
The undersigned Employee has been granted a Restricted Stock Award, subject to the terms and conditions of the Plan and this Restricted Stock Award Agreement (the “Agreement”), as follows:

Date of Grant:	February 13, 2007

Number of Shares of Common Stock (the “Shares”) Granted:	75,000, consisting of: (a) 37,500 shares with time-based vesting (“Time Vested Shares”), and (b) 37,500 shares to vest upon the attainment of certain performance criteria (the “Performance Target for the Vested Restricted Stock”), as set forth on Schedule I of Employee’s Second Amended and Restated Employment Agreement (the “Employment Agreement”) with the Company and Golf Galaxy, Inc., dated as of February 13, 2007 (“Performance Vested Shares”).

Type of Shares:	Common Stock, par value $0.01 per share

Forfeiture Restrictions:	Employee shall have all of the rights and privileges of a stockholder of the Company with regard to the Shares, except that the following restrictions shall apply:

(a) The Shares may not be sold, assigned, pledged, exchanged, hypothecated, gifted or otherwise transferred, encumbered or disposed of to the extent then subject to these Forfeiture Restrictions. Employee represents and warrants to Company that he/she shall not sell, assign, pledge, exchange, hypothecate, gift or otherwise transfer, encumber or dispose of the Shares, or subject the Shares to any adverse right, in violation of applicable securities laws or the provisions of this Agreement. The Company may refuse to register the transfer of the Shares on the stock transfer records of the Company if such transfer constitutes a violation of any applicable securities law or this Agreement, and the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

(b) Any certificates representing the Shares shall bear such legend or legends as the Company deems appropriate in order to assure compliance with this Agreement, the Plan and applicable securities laws. During the period of time when the Shares are subject to the Forfeiture Restrictions, all certificates representing Shares shall be endorsed with the following legend (in addition to any other legend required by applicable securities laws or any agreement by which the Company is bound):

THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE RESTRICTED STOCK AWARD AGREEMENT UNDER THE COMPANY’S 2002 STOCK PLAN, ADMINISTRATIVE RULES ADOPTED PURSUANT TO SUCH PLAN AND BETWEEN THE REGISTERED OWNER AND THE COMPANY. A COPY OF THE PLAN AND THE RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.

(c) The Shares, to the extent then subject to these Forfeiture Restrictions and otherwise than as set forth the Employment Agreement, shall be automatically forfeited to the Company upon Employee’s termination of employment for (i) Cause (as defined in the Employment Agreement), (ii) by the Employee pursuant to termination under Section 4.4 of the Employment Agreement, or (iii) death or disability, in each case without any action by the

Company or payment therefor.

(d) If all or any portion of the Shares are forfeited under this Agreement, Employee shall take all necessary actions to transfer the forfeited Shares to the Company, including, but not limited to, endorsing in blank or duly endorsing a stock power attached to any certificate representing forfeited Shares transferred, all in form suitable for the transfer of such forfeited Shares to the Company.

(e) If all or any portion of the Shares are forfeited under this Agreement, all rights of a stockholder with respect to such Shares, including the right to vote and receive dividends with respect thereto, shall cease immediately on the date of the forfeiture.

(f) These Forfeiture Restrictions shall be binding upon, and enforceable against, any transferee of the Shares.

Lapse Date:	The Forfeiture Restrictions shall lapse as to the Shares in accordance with the schedule below:

▪ With respect to the Time Vested Shares, three (3) years from the Date of Grant, if Employee is employed by the Company as of such date.

▪    With respect to the Performance Vested Shares, three (3) years from the Date of Grant, if Employee is employed by the Company as of such date and so long as the Performance Target for the Vested Restricted Stock is satisfied in accordance with the terms of the Employment Agreement.

Upon termination of Employee by the Company for any reason other than Cause or by Employee for Good Reason (each as defined in the Employment Agreement), then as to Shares held by Employee on the date of termination:
(i) any unvested portion of the Time Vested Shares shall immediately vest, and (ii) any unvested portion of Employee’s Performance Vested Shares shall vest (A) only when and to the extent that the Performance Target for the Vested Restricted Stock for the three-year period has been met as set forth in the Employment Agreement and/or (B) only, and to the extent, that as of the date of termination the Company is then on target to achieve the Performance Target for the Vested Restricted Stock (measured at such date).

As soon as administratively practicable following the lapse of the Forfeiture Restrictions without a forfeiture of the applicable Shares, and upon the satisfaction of all other applicable conditions as to such Shares, including, but not limited to, the payment by Employee of all applicable withholding taxes, if any, the Company shall deliver or cause to be delivered to Employee shares of Common Stock, which may be in the form of a certificate(s) equal in number to the applicable Shares, which shall not be subject to the transfer restrictions set forth above and shall not bear the legend described above. The Company shall have the authority to withhold, or to require Employee to remit to the Company, prior to issuance or delivery of any Shares or the removal of any stop order or transfer restrictions on the Shares or any restrictive legends on the certificates representing the Shares, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with this Award. Additionally, the Company, in its sole discretion, shall have the right to withhold from Employee Shares with a Fair Market Value equal to the federal, state and local tax withholding requirements associated with this Award. To the extent required for compliance with Section 162(m) of the Code, if applicable to Employee, the Committee shall have such authority and make such determination over the Award as necessary to comply with the terms of the Plan and Section 162(m) of the Code.

Taxes and Section 83(b) Election:	Employee shall be solely responsible for any taxes payable on the transfer of the Shares. Employee shall promptly pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the receipt of the Shares (including in cases where he or she has made an election in accordance with Section 83(b) of the Code (the “Election”)), and any tax obligation of Employee arising in connection with the Election and the Employee shall indemnify and hold harmless the Company and its affiliates for any taxes payable on the transfer of the Shares hereunder. Employee acknowledges that (a) Employee has been informed of the availability of making an Election; (b) that the Election must be filed with the Internal Revenue Service within thirty (30) days of the Date of Grant; and (c) that Employee is solely responsible for making such Election. Employees who do not make the Election acknowledge that dividends, if any, on the Shares will be treated as compensation and subject to tax withholding in accordance with the Company’s practices and policies. Employee shall send a copy of the Election to the Chief Administrative Officer, Chief Financial Officer and Director of Tax & Treasury Services of the Company at the address below.

Notices:	Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated and unless otherwise provided in this Agreement, all notices or communications by Employee to the Company shall be mailed or delivered to the Secretary of the Company at its office at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275 and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to him.

Entire Agreement; Amendment or Modification; Governing Law:	The Plan is incorporated herein by reference. The Plan, the Employment Agreement and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof.

The Agreement may only be amended or terminated at any time by written agreement of both of the parties hereto. Notwithstanding the foregoing or any provision of this Agreement to the contrary, Section 4.6 of the Employment Agreement will control to the extent necessary to conform the provisions of the Agreement with Section 409A of the Code.

This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

No Guarantee of Continued Service:	EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR UPON THE ATTAINMENT OF THE PERFORMANCE TARGET FOR THE VESTED RESTRICTED STOCK, AS THE CASE MAY BE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED OR ACQUIRING THE SHARES HEREUNDER). EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH EMPLOYEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE EMPLOYEE’S RELATIONSHIP AS SET FORTH IN THE EMPLOYMENT AGREEMENT.

Incorporation of Plan:	Employee acknowledges receipt of a copy of one of the following: (i) the Company’s annual report for its last fiscal year, (ii) the Company’s Form 10-K for its last fiscal year, or (iii) the last prospectus filed by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Employee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

Interpretation and Construction:	Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be held to be prohibited by or invalid under applicable law, then (a) such provisions will be deemed amended to accomplish the objectives of the provisions as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. If any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

No rule of strict construction will be implied against the Company or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Administrator.

Power of Attorney:	Employee hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Employee, to act in his/her name, place and stead, in connection with any and all transfers of Shares, whether or not vested, to the Company pursuant to this Agreement, including in the event of Employee’s termination of employment.

Assurances:	Employee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.
All other terms and conditions applicable to this Award shall be as set forth in the Plan.
All terms used but not defined herein shall have the meanings ascribed to them in the Plan.

EMPLOYEE:	DICK’S SPORTING GOODS, INC.:

/s/ Randall K. Zanatta	By:	/s/ William R. Newlin

Signature		Authorized Officer

Randall K. Zanatta
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